Exhibit 99.1
For Immediate Release
July 15, 2008

AJS BANCORP, INC. ANNOUNCES $0.50 SPECIAL DIVIDEND
AND DECLARATION OF REGULAR QUARTERLY DIVIDEND

AJS Bancorp, Inc. (Electronic Bulletin Board; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois announced today that the Company’s Board of Directors has declared a one-time only special dividend of $0.50 cents per share.  The dividend is payable on August 19, 2008 to stockholders of record on August 4, 2008.  Additionally, the Company’s Board of Directors declared today a quarterly dividend of $0.11 cents per share.  The dividend is payable on August 22, 2008, to stockholders of record on August 8, 2008.  AJS Bancorp, MHC (the “MHC”) intends to waive 100% of the special dividend and quarterly dividend, subject to Office of Thrift Supervision approval, due on its 1,227,554 shares.  At June 30, 2008, the Company held cash totaling $17.1 million.  At June 30, 2008 the Bank’s tier 1 capital as well as its tangible capital ratio was 10.9%, and its risk-based capital ratio was 23.3%.